Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John G. Call	Bobbi Chaville
	Senior Vice President,	Senior Director, Investor Relations
	Chief Financial Officer	(925) 965-4289
	(925) 965-4315	Email: bobbi.chaville@ros.com

ROSS STORES REPORTS JANUARY 2010 SAME STORE SALES GAIN OF 8%

ANNOUNCES NEW $750 MILLION STOCK REPURCHASE PROGRAM
AND 45% INCREASE IN QUARTERLY DIVIDEND

UPDATES EPS ESTIMATE FOR 2009 FOURTH QUARTER
PROVIDES 2010 FISCAL YEAR GUIDANCE

     Pleasanton, California, February 4, 2010 -- Ross Stores, Inc. (Nasdaq: ROST) today reported sales for the four weeks ended January 30, 2010 of $411 million, an increase of 13% over the $365 million in sales for the four weeks ended January 31, 2009. Same store sales for the four weeks ended January 30, 2010 grew 8% over the prior year period.

     For the 13 weeks ended January 30, 2010, sales rose 14% to $1.980 billion, from $1.734 billion for the 13 weeks ended January 31, 2009. Comparable store sales for the quarter ended January 30, 2010 increased 10% over last year.

     For the 52 weeks ended January 30, 2010, sales grew 11% to $7.184 billion, compared to $6.486 billion in sales for the 52 weeks ended January 31, 2009. Comparable store sales for the 52 weeks ended January 30, 2010 rose 6% over the prior year.

     Michael Balmuth, Vice Chairman and Chief Executive Officer, commented, “We are very pleased with our strong sales performance for January and the fourth quarter. Merchandise and geographic trends were relatively broad-based. Home and Shoes were the strongest merchandise categories in January, while the Mid Atlantic and Mountain regions were the top performing markets.”

Fourth Quarter and Fiscal 2009 Estimates

     Based on January sales and margin results, the Company is updating its profit forecast for the 13 weeks ended January 30, 2010. Earnings per share are now estimated to increase 51% to 53% to $1.15 to $1.16, up from $.76 for the 13 weeks ended January 31, 2009. For the 52 weeks ended January 30, 2010, earnings per share are estimated to grow about 52% to $3.53 to $3.54, up from $2.33 for the 2008 fiscal year ended January 31, 2009.

New $750 Million Stock Repurchase Program and 45% Increase in Quarterly Dividend

     The Company announced that its Board of Directors has approved a new two-year $750 million stock repurchase program. At the current stock price, this new authorization represents about 13% of the Company’s total market value and a 25% increase over the prior program. During fiscal 2009, a total of 7.4 million shares of common stock were repurchased for an aggregate price of $300 million, completing the previous two-year $600 million stock repurchase authorization for 2008 and 2009.

     The Board also approved a 45% increase in the quarterly cash dividend to $.16 per share. This higher quarterly dividend is payable on March 31, 2010 to stockholders of record as of February 19, 2010. Today’s dividend announcement represents the sixteenth consecutive annual increase since the Company initiated its dividend in 1994.

     In commenting on these actions, Mr. Balmuth said, “Our new $750 million stock repurchase program and 45% increase in the quarterly cash dividend reflect our confidence in the Company’s ongoing ability to generate significant amounts of excess cash after self funding the capital needs of our business. Our Board’s actions reflect our long-term history and commitment to returning cash to our stockholders. We have completed every share authorization program, buying back stock annually since 1993.”

Fiscal 2010 Guidance

     For the 2010 fiscal year ending January 29, 2011, the Company is forecasting same store sales growth of 1% to 2% on top of a 6% gain in the prior year, and projecting earnings per share to increase 7% to 12% to $3.80 to $3.95 on top of 52% estimated growth for 2009. For the 13 weeks ending May 1, 2010, comparable store sales are forecast to grow 2% to 3% on top of a 3% increase in the prior year quarter. Earnings per share for the first quarter of 2010 are projected to be in the range of $.92 to $.95, up from $.72 in the first quarter of 2009.

     In commenting on this guidance, Mr. Balmuth noted, “We are projecting the strongest earnings per share growth for fiscal 2010 in the first half of the year. We face the easiest prior year sales and operating margin comparisons in the first quarter, providing us greater opportunity for improvement during this period. For the remainder of 2010, earnings per share are forecast to grow in the low double digit percentage range in the second quarter, followed by our projection for flattish earnings per share in the second half versus the prior year. As a reminder, we are up against our toughest sales, merchandise margin and shortage comparisons in the third and fourth quarters of 2010. That said, our practice is always to plan prudently while continually striving to outperform our targets.”

     In conclusion, Mr. Balmuth said, “We are exceptionally pleased with our outstanding performance in 2009. During one of the most challenging retail environments in history, we not only generated stronger-than-planned revenues, but did so with record merchandise gross margins driving operating profits that are expected to exceed 10% of sales. Looking ahead to 2010, we remain intently focused on the efficient execution of our resilient off-price business model, which past results have shown can deliver consistent growth in both healthy and more challenging economic climates. Our long-term record gives us the confidence to project strong cash flows and further increases in both comparable store sales and earnings per share during 2010 and beyond.”

     Additional recorded information concerning today’s press release and the Company’s future outlook can be accessed by calling 706-645-9291, PIN # 53158026 from 8:30 a.m. Eastern time on February 4, 2010 through 8:00 p.m. Eastern time on February 5, 2010. A transcript of these comments will also be available in the Investors section of the Company’s website at www.rossstores.com.

     The Company expects to report February 2010 sales on Thursday, March 4, 2010 and fourth quarter 2009 earnings results on Thursday, March 18, 2010.

     Forward-Looking Statements: This press release and the recorded comments and transcript on our corporate website contain forward-looking statements regarding expected sales and earnings levels in future periods that are subject to risks and uncertainties which could cause our actual results to differ materially from management’s current expectations. The estimated earnings per share for the fourth quarter and fiscal year ended January 30, 2010 are preliminary and subject to adjustments. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “looking ahead” and similar expressions identify forward-looking statements. Risk factors for Ross Dress for Less® (“Ross”) and dd’s DISCOUNTS® include without limitation, competitive pressures in the apparel or home-related merchandise industry; changes in the level of consumer spending on or preferences for apparel or home-related merchandise, including the potential impact from the macro-economic environment, uncertainty in financial and credit markets, and changes in geopolitical conditions; unseasonable weather trends; disruptions in supply chain; lower than planned gross margin, including higher than planned markdowns and higher than expected inventory shortage; greater than planned operating costs; our ability to continue to purchase attractive brand-name merchandise at desirable discounts; our ability to attract and retain personnel with the retail talent necessary to execute our strategies; our ability to effectively operate our various supply chain, core merchandising and other information systems; our ability to improve our merchandising capabilities through the recent implementation of new processes and systems enhancements; achieving and maintaining targeted levels of productivity and efficiency in our distribution centers; and obtaining acceptable new store locations. Other risk factors are detailed in our SEC filings including, without limitation, the Form 10-K for fiscal 2008 and Form 10-Qs and 8-Ks for fiscal 2009. The factors underlying our forecasts are dynamic and subject to change. As a result, our forecasts speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements.

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     Ross Stores, Inc., a Fortune 500 and Nasdaq 100 (ROST) company headquartered in Pleasanton, California, is the nation’s second largest off-price retailer with fiscal 2009 revenues of $7.2 billion. As of January 30, 2010 the Company operated 953 Ross Dress for Less® (“Ross”) stores and 52 dd’s DISCOUNTS® locations, compared to 904 Ross and 52 dd’s DISCOUNTS locations at the end of the same period last year. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20 to 60 percent off department and specialty store regular prices. dd’s DISCOUNTS features a more moderately-priced assortment of first-quality, in-season, name brand apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20 to 70 percent off moderate department and discount store regular prices. Additional information is available at www.rossstores.com.